Exhibit 12.1
                                                                    ------------


STATEMENT RE COMPUTATION OF RATIOS

This schedule contains financial information extracted from the Registrant's Financial Statements as of December 31, 2003 and 2002 and is qualified in its entirety by reference to such Financial Statements:

                                                                        December 31,          December 31,
                                                                                2003                  2002
                                                                     --------------------   -------------------
Current Ratio:

The ratio of current assets divided by current liabilities -

Current assets  (numerator)                                                $ 950,468              $645,517
Current liabilities (denominator)                                            713,576               793,273

   Current ratio                                                                1.33                  0.81

Working Capital:

Current Assets minus Current Liabilities

Current assets                                                             $ 950,468              $645,517
Current liabilities                                                          713,576               793,273

   Working Capital                                                           236,892              -147,756